Exhibit 99.1

TriNet Announces Second Quarter Fiscal 2014 Results

44% Growth in Total Revenues and 32% Growth in Net Service Revenues

31% Increase in Worksite Employees (WSEs), to 259,000

SAN LEANDRO, Calif. — August 4, 2014 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to medium-sized businesses, today announced financial results for the second quarter of 2014. Highlights include:

•	Total revenues for the second quarter increased 44% to $525.0 million and Net Service Revenues increased 32% to $124.8 million from the same period last year.
•	Total Worksite Employees (WSEs) at June 30, 2014 increased 31% from June 30, 2013, to approximately 259,000, including approximately 13,000 acquired from Ambrose. Organic growth was 23%.
•	Net income for the second quarter was $6.2 million, or $0.09 per diluted share, compared to net income of $4.3 million, or $0.08 per diluted share, in the same period last year.
•

Adjusted Net Income for the second quarter was $17.4 million, or $0.24 per diluted share on a pro forma basis, compared to Adjusted Net Income of $12.1 million, or $0.18 per diluted share, in the same period last year.

•	Adjusted EBITDA for the second quarter was $39.4 million, a 38% increase the same period last year.

“We generated robust growth during the second quarter, highlighting the strength of our bundled product offering and vertical go-to-market strategy,” said Burton M. Goldfield, TriNet’s President and CEO.  “Our total worksite employees served crossed the quarter-million threshold during the quarter and grew 31 percent year-over-year, which was a tremendous milestone for the company.  We have also executed well in building our salesforce, now up to 388 professionals, which we believe puts us in a solid position for the year ahead.  Overall, our business outlook remains strong, and we have a significant opportunity in front of us as we seek to address the increasingly complex human resources needs of small and medium-sized businesses with our comprehensive bundled HR solution.”

Results for the second quarter of 2014 reflect the 31% growth in WSEs as TriNet continued to leverage its growing salesforce to increase penetration of targeted customer verticals.  TriNet’s total revenues increased 44% to $525.0 million, while Net Service Revenues increased 32% to $124.8 million in the second quarter of 2014.  Net Service Revenues consisted of professional services revenues of $82.3 million and Net Insurance Service Revenues of $42.5 million.  Net Insurance Service Revenues consisted of insurance service revenues of $442.7 million, less insurance costs of $400.2 million.  Professional service revenues increased 35% and Net Insurance Service Revenues increased 28% over the second quarter of 2013. TriNet ended the second quarter of 2014 with 388 Total Sales Representatives, up from 298 at the end of the second quarter of 2013.

At June 30, 2014, TriNet had cash and equivalents of $100.3 million and total debt of $575.7 million.

Earnings Conference Call and Audio Webcast

TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the full 2014 fiscal year. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10049442. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 902-6510 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10049442.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Results.”

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding its ability to grow its salesforce and its customer base; and future total revenues, Net Service Revenues, professional service revenues, insurance service revenues, Net Insurance Service Revenues, expenses, net income, Adjusted Net Income and Adjusted EBITDA. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the implementation of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q filed with the Commission on May 8, 2014, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Jimmy Franzone	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Professional service revenues	$82,260	$61,080	$165,135	$120,311
Insurance service revenues	442,746	302,352	868,783	594,191
Total revenues	525,006	363,432	1,033,918	714,502
Costs and operating expenses:
Insurance costs	400,195	269,217	781,352	523,129
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	34,034	23,671	67,677	46,486
Sales and marketing	34,992	25,389	66,829	48,020
General and administrative	12,682	12,741	27,019	25,228
Systems development and programming costs	6,565	5,578	12,459	10,088
Amortization of intangible assets	13,267	10,178	26,816	20,484
Depreciation	3,242	2,726	6,460	5,552
Total costs and operating expenses	504,977	349,500	988,612	678,987
Operating income	20,029	13,932	45,306	35,515
Other income (expense):
Interest expense and bank fees	(8,860)	(7,037)	(30,712)	(12,189)
Other, net	(25)	161	78	234
Income before provision for income taxes	11,144	7,056	14,672	23,560
Provision for income taxes	4,923	2,713	6,911	8,680
Net income	$6,221	$4,343	$7,761	$14,880
Net income per share:
Basic	$0.09	$0.09	$0.13	$0.30
Diluted	$0.09	$0.08	$0.12	$0.28
Weighted average shares:
Basic	69,053,403	10,898,957	42,914,458	10,834,724
Diluted	72,658,822	15,303,439	46,028,300	14,874,720

TriNet Group, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$100,288	$94,356
Restricted cash	15,050	15,267
Prepaid income taxes	12,821	3,331
Deferred income taxes	68	68
Prepaid expenses	9,094	7,849
Deferred loan costs and other current assets	4,418	5,238
Worksite employee related assets	664,279	772,437
Total current assets	806,018	898,546
Workers compensation receivable	40,826	25,381
Restricted cash and investments	43,454	36,968
Property and equipment, net	30,389	25,690
Goodwill	288,857	288,857
Other intangible assets, net	107,204	134,020
Deferred income taxes	1,000	1,000
Deferred loan costs and other assets	15,300	24,276
Total assets	$1,333,048	$1,434,738
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$13,145	$7,315
Accrued corporate wages	23,095	26,264
Deferred income taxes	25,406	16,535
Current portion of notes payable and borrowings under capital leases	6,061	6,669
Other current liabilities	9,943	9,078
Worksite employee related liabilities	658,040	767,624
Total current liabilities	735,690	833,485
Notes payable and borrowings under capital leases, less current portion	569,650	812,208
Workers compensation liabilities	56,253	45,309
Deferred income taxes	2,292	8,888
Other liabilities	5,822	5,210
Total liabilities	1,369,707	1,705,100
Commitments and contingencies
Series G convertible preferred stock, $.0001 per share stated value (aggregate liquidation preference of $59,306); no shares authorized, issued and outstanding at June 30, 2014; 5,391,441 shares authorized, issued and outstanding at December 31, 2013	—	59,059
Series H convertible preferred stock, $.0001 per share stated value (aggregate liquidation preference of $60,000); no shares authorized, issued and outstanding at June 30, 2014; 4,124,986 shares authorized, issued and outstanding at December 31, 2013	—	63,819
Stockholders’ deficit:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 69,103,537 and 15,259,540 shares issued and outstanding at June 30, 2014 and December 31, 2013	424,222	74,160
Accumulated deficit	(460,711)	(467,209)
Accumulated other comprehensive loss	(170)	(191)
Total stockholders’ deficit	(36,659)	(393,240)
Total liabilities and stockholders’ deficit	$1,333,048	$1,434,738

TriNet Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net income	$7,761	$14,880
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,070	26,143
Deferred income taxes	2,276	5,933
Stock-based compensation	5,070	2,865
Excess tax benefit from equity incentive plan activity	(3,029)	(1,876)
Accretion of workers compensation and leases fair value adjustment	(695)	(768)
Changes in operating assets and liabilities:
Restricted cash	10,520	(979)
Prepaid expenses and other current assets	(3,960)	(1,571)
Workers compensation receivables	(14,737)	(414)
Other assets	4,871	1,874
Accounts payable	3,405	(157)
Income tax payable/receivable	(6,461)	3,062
Other current liabilities	(753)	2,792
Other liabilities	11,745	1,659
Worksite employee related assets	108,158	(37,161)
Worksite employee related liabilities	(109,584)	44,272
Net cash provided by operating activities	53,657	60,554
Investing activities
Proceeds from sale and maturity of debt securities	–	500
Purchase of debt securities	(16,789)	(6,752)
Purchase of property and equipment	(8,709)	(4,653)
Net cash used in investing activities	(25,498)	(10,905)
Financing activities
Proceeds from issuance of common stock	218,613	–
Proceeds from issuance of common stock on exercised options	631	1,296
Excess tax benefit from equity incentive plan activity	3,029	1,876
Borrowings under notes payable	–	150,000
Repayment of notes payable	(243,025)	(4,854)
Payment of debt issuance costs	–	(2,639)
Payments of special dividend	–	(52)
Repayments under capital leases	(188)	(458)
Repurchase of common stock	(1,288)	(6,063)
Net cash provided by (used in) financing activities	(22,228)	139,106
Effect of exchange rate changes on cash and cash equivalents	1	(39)
Net increase in cash and cash equivalents	5,932	188,716
Cash and cash equivalents at beginning of period	94,356	63,749
Cash and cash equivalents at end of period	$100,288	$252,465

Key Operating Metrics

We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Insurance Service Revenues (in thousands)	$42,551	$33,135	$87,431	$71,062
Net Service Revenues (in thousands)	$124,811	$94,215	$252,566	$191,373
Total WSEs	258,985	197,458
Total Sales Representatives	388	298

Non-GAAP Financial Results

We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and, in 2014, Pro forma Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro forma Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income (loss), excluding the effects of our income tax provision (benefit), interest expense, depreciation, amortization of intangible assets and stock-based compensation expense. We define Adjusted Net Income as net income (loss), excluding the effects of stock-based compensation, amortization of intangible assets, non-cash interest expense, in 2014, a debt prepayment premium paid in connection with the repayment of our second lien debt facility using proceeds from our initial public offering and the income tax effect of these pre-tax adjustments at our effective tax rate. In 2014, the effective tax rate is adjusted to 39.5% to exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs and, in 2014, a debt prepayment premium. We define Pro Forma Adjusted Net Income per share – diluted as Adjusted Net Income per basic share adjusted to reflect the equity structure as if our initial public offering and associated conversion of preferred stock had occurred at the beginning of the period and all option exercises that occurred during the period occurred at the beginning of the period, and then giving effect to all remaining potential shares of common stock issuable upon exercise of options or settlement of restricted stock units, to the extent dilutive.

We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost of insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Pro Forma Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.

Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to the insurance carriers;

• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;

• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;

• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Pro Forma Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income (loss) and our financial results presented in accordance with GAAP.

The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three months ended		Change		Six months ended		Change
	June 30,		2014 vs. 2013		June 30,		2014 vs. 2013
	2014	2013	$	%	2014	2013	$	%
	(in thousands, except percentages)
Insurance service revenues	$442,746	$302,352	$140,394	46%	$868,783	$594,191	$274,592	46%
Less: Insurance costs	400,195	269,217	130,978	49%	781,352	523,129	258,223	49%
Net Insurance Service Revenues	$42,551	$33,135	$9,416	28%	$87,431	$71,062	$16,369	23%

The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three months ended		Change		Six months ended		Change
	June 30,		2014 vs. 2013		June 30,		2014 vs. 2013
	2014	2013	$	%	2014	2013	$	%
	(in thousands, except percentages)
Total revenues	$525,006	$363,432	$161,574	44%	$1,033,918	$714,502	$319,416	45%
Less: Insurance costs	400,195	269,217	130,978	49%	781,352	523,129	258,223	49%
Net Service Revenues	$124,811	$94,215	$30,596	32%	$252,566	$191,373	$61,193	32%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Net income	$6,221	$4,343	$7,761	$14,880
Provision for income taxes	4,923	2,713	6,911	8,680
Stock-based compensation	2,923	1,505	5,070	2,865
Interest expense and bank fees	8,860	7,037	30,712	12,189
Depreciation	3,242	2,726	6,460	5,552
Amortization of intangible assets	13,267	10,178	26,816	20,484
Adjusted EBITDA	$39,436	$28,502	$83,730	$64,650

The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands)
Net income	$6,221	$4,343	$7,761	$14,880
Effective income tax rate adjustment	521	-	1,116	-
Stock-based compensation	2,923	1,505	5,070	2,865
Amortization of intangible assets	13,267	10,178	26,816	20,484
Non-cash interest expense	1,380	684	7,486	1,297
Debt prepayment premium	-	-	3,800	-
Income tax impact of pre-tax adjustments at 39.5%	(6,940)	(4,658)	(17,053)	(9,282)
Adjusted Net Income	$17,372	$12,052	$34,996	$30,244

The table below sets forth a reconciliation of GAAP weighted average shares of common stock – basic to pro forma weighted average shares of common stock - diluted and Adjusted Net Income per share – diluted (in thousands, except per share amount) as if the equity structure had been in place at the beginning of the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP Weighted average shares of common stock - basic	69,053	10,899	42,914	10,835
Effect of IPO, conversion of preferred stock and exercise of stock options during the period included above	(87)	(46)	(27,799)	(126)
Adjustments as if the equity structure had occurred at the beginning of the periods:
Conversion of preferred stock	–	38,066	38,066	38,066
Common stock issued in connection with IPO	–	15,000	15,000	15,000
Common stock issued in connection with stock option exercises	137	189	778	426
Dilutive effect of outstanding stock options and restricted stock units	3,470	3,902	2,567	3,571
Pro forma weighted average shares of common stock - diluted	72,574	68,010	71,527	67,772

Adjusted Net Income	$17,372	$12,052	$34,996	$30,244
Pro forma adjusted net income per share - diluted	$0.24	$0.18	$0.49	$0.45